UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2008 (June 16, 2008)

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01.	Entry Into a Material Definitive Agreement.

8% Original Issue Discount Secured Convertible Debenture

On June 17, 2008, Accentia Biopharmaceuticals, Inc. (the “Company”) entered into definitive agreements which remains subject to certain closing conditions relating to a private placement (the “Private Placement”) of $8,797,469 in principal amount of 8% Original Issue Discount Secured Convertible Debentures due June 17, 2011 (the “Debentures”) together with warrants. The Private Placement has not closed and the Private Placement remains subject to certain closing conditions. The Agreement and related agreements are attached as Exhibits to this Current Report on Form 8-K.

The Debentures are to be issued at an 8% original issue discount with monthly interest commencing one year from closing and will bear interest at an annual rate of 8%. After transaction costs, fees and the 8% original issue discount, the net proceeds to the Company are estimated to be $7.5 million which will be used to support development, regulatory and partnering strategies for SinuNase™ and Revimmune™ and support general operations.

The Debentures are convertible into the Company’s common stock at $1.10 per share (the “Conversion Price”) and, provided certain conditions are satisfied, the Company may, at its option, redeem the Debentures for an amount equal to 110% of the then outstanding principal. Commencing six months after closing, the Debentures will be amortized through thirty equal monthly payments. All principal amortization payments and monthly interest payments will be made in cash or the Company may elect if certain conditions are met to make the payments in shares of it s common stock. The Company’s ability to pay principal or interest with shares of Company common stock will be subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of redemption amount unless the shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements. Any payment in common stock may not exceed 15% of the total dollar traded volume in the applicable stock for the 20 days trading days prior to the amortization payment. Any common stock delivered in satisfaction of an amortization payment or payment of will be valued at the lesser of (i) the conversion price or the exchange price, as the case may be, in effect at the time of the amortization payment or (ii) 90% of the average of the daily volume weighted average price of the shares for the 20 trading days prior to the amortization payment date.

As a part of the Private Placement, the Company will issue Warrants to the purchasers of the Debentures giving them the right to purchase 2,943,131 shares of the Company’s common stock at an exercise price of $1.21 per share. The warrant exercise prices are subject to adjustment for stock splits, stock dividends, and the like. In connection with the Private Placement, the Company also issued to the placement agent for the transaction warrants to purchase 367,892 shares of Company common stock at an exercise price of $1.21 per share. All of the Warrants (including the warrants granted to the Placement Agent) will expire on June 17, 2014.

As a part of the Private Placement, the Company will enter into agreements with purchasers who are also investors in the Company’s private placements dated September 29, 2006, February 28, 2007, and January 18, 2008 (the “Prior Financings”), whereby the conversion price of any 8% Convertible Debenture and/or Preferred Series A-1 held by such purchaser stock was adjusted to $1.25 per share. The exercise price of any warrant issued to any such Purchaser in any Prior Financing was adjusted to $1.50 per share. Additional, the purchasers have agreed that the securities issued and issuable in this transaction will not further adjust the conversion/exercise price of the securities issued in the prior financings.

At any time beginning on the first anniversary of the effectiveness of a registration statement covering the resale of the shares of Company common stock issuable upon conversion of the Debentures, the Company may redeem, subject to specified conditions and upon 20 trading days’ written notice, any or all of the outstanding Debentures for a redemption price of cash of 110% of par plus accrued and unpaid interest on the Debentures to be redeemed.

In the event that the Company issues or grants in the future any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for an effective per share price less than the Conversion Price or in the instance of warrants the Exercise Price then in effect, the conversion price of all unconverted Debentures and the Exercise Price of all unexercised Warrants will be decreased to equal such lower price. The above-described adjustments to the Conversion Price and Exchange Price for future stock issuances by the Company will not apply to certain exempt issuances, including stock issuances pursuant to employee stock option plans and strategic transactions.

From and after an event of default as defined under the Debentures and for so long as the event of default is continuing, the Debentures will bear default interest at a rate of 18% per annum. Additional penalties and liquidated damages will be due in the event the Company breaches certain provisions of the documents including failure to file and effect a registration statement required.

In connection with the Private Placement, the Company and the purchasers of the Debentures will enter into a Security Agreement under which the obligations pursuant to the Debentures and other transaction documents are secured by a first lien in the Company’s SinuNase and Revimmune products, including intellectual property.

Unless and until shareholder approval of the Private Placement is obtained by the Company, the aggregate number of shares of the Common Stock of the Company issuable upon the conversion of any of the Debentures and upon the exercise of any of the Warrants is limited to 19.99% of the number of shares of Company common stock outstanding on the date of the closing of the Private Placement. The Company has agreed to schedule a Special Meeting of Shareholders to make a proposal for shareholder approval of the Private Placement no later than September 1, 2008.

In connection with the Private Placement, the Company and the purchasers of the Debentures will enter into a Registration Rights Agreement under which the Company is required, on or before July 18, 2008, to file a registration statement with the SEC covering the resale of the shares of Company common stock issuable pursuant to the Debentures and Warrants, or the maximum portion of such issuable shares allowable pursuant to SEC Guidance, and to use its best efforts to have the registration declared effective at the earliest date (but in no event later than 60 days after filing if there is no SEC review of the registration statement, or 180 days after filing if there is an SEC review). The Company shall not be required to maintain the effectiveness, or file another Registration Statement pursuant to the Registration Rights Agreement with respect to any shares that are not subject to the current public information requirement under Rule 144 and that are eligible for resale without volume or manner-of-sale restrictions without current public information pursuant to Rule 144 The Company will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, if the registration statement is not filed or does not become effective on a timely basis.

•

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 and/or Rule 144A thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and/or “qualified institutional buyers” under Rule 144A and were made without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in the Private Placement.

Southwest Bank of St. Louis

On June 16, 2008, the Company entered into an Amendment to Revolving Credit Agreement (the “SWB Amendment”) regarding its credit facility with Southwest Bank of St. Louis (“SWB”). Pursuant to the SWB Amendment, the total amount of the revolving debt will increase to $4.085 million, and SWB has agreed to extend the maturity date of the Revolving Credit Agreement through July 15, 2008 SWB has agreed to release its security interest in all Company assets previously subject to its existing subordinated Security Agreement, with the exception of a first lien in the inventory and accounts receivable of the Company’s subsidiary, TEAMM Pharmaceuticals, Inc. d/b/a Accentia Pharmaceuticals. Also on June 16, 2008, the Company and SWB entered into a Stock Pledge Agreement whereby the Company has agreed to pledge to SWB 15 million shares of Company-owned common stock in Biovest. In connection with the restructure of this SWB credit facility, all existing guarantors, including without limitation the Company’s CEO & Chairman Frank O’Donnell, M.D. have executed a Reaffirmation Agreement to affirm that these Guarantees continue with respect to the restructured debt to SWB. The SWB Amendment and related agreements are attached as Exhibits to this Current Report on Form 8-K.

McKesson Corp.

On June 17, 2008, the Company and McKesson Corp. (“McKesson”) entered into an Amendment No. 1 to Termination Agreement Re Biologics Distribution Agreement (the “Termination Amendment”). The Termination Amendment provides that the “Put” option in the existing agreement, which allows McKesson to “put” shares of Company stock back to the Company on August 22, 2008 in the event that McKesson has not realized a defined minimum return on sale of those shares, is replaced by a mandatory redemption by the Company, upon request by McKesson, in the initial month of up to 74,907 shares at $2.67 per share ($200,001.69 for the first month), then up to 40,000 shares per month at $2.67 per share ($106,800 per month) for the second through twelfth month; after 12 months the amount of mandatory monthly redemption which may be requested by McKesson shall increase from 40,000 shares to up to 80,000 shares being redeemed. The Termination Amendment and related agreements are attached as Exhibits to this Current Report on Form 8-K.

Pursuant to the Termination Amendment, McKesson has released its security interest in all Company assets. The Company has agreed to pledge to McKesson a number of shares of Company-owned common stock of Biovest with a market value equal to twice the remaining amount due to McKesson less the market value of the Company common stock held by McKesson, with the requirement that the number of pledged Biovest shares be subject to quarterly adjustment so at all times McKesson is secured with Biovest shares on a “2X” basis based on the difference between the remaining amount owed and the market value of McKesson-owned Company common stock.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K: Press release, dated June 17, 2008, by Accentia Biopharmaceuticals, Inc. (the “Company”) entitled “Accentia Biopharmaceuticals Announces $8.5 Million Financing to Advance Key Strategies for SinuNase™ and Revimmune™”. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: June 18, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated June 17, 2008, among Accentia Biopharmaceuticals, Inc. (“Accentia”) and each of the purchasers of the Private Placement.

10.2	Registration Rights Agreement, dated June 17, 2008, among Accentia and each of the purchasers of the Private Placement

10.3	8% Original Issue Discount Secured Convertible Debenture, dated June 17, 2008, among Accentia and each of the purchasers of the Private Placement.

10.4	Security Agreement, dated June 17, 2008, among Accentia and its subsidiaries, Accentia Specialty Pharmacy, Inc. and AccentRX, Inc. and each of the purchasers of the Private Placement.

10.5	Common Stock Purchase Warrant dated June 17, 2008

10.6	Subsidiary Guarantee dated June 17, 2008 among Accentia Specialty Pharmacy, Inc. and AccentRX, Inc. and each of the purchasers of the Private Placement.

10.7	Third Amendment to Revolving Credit Agreement dated June 17, 2008, among Southwest Bank of St. Louis (“Southwest”) and Accentia.

10.8	Revolving Credit Note Modification Agreement dated June 17, 2008, among Southwest and Accentia.

10.9	Stock Pledge Agreement dated June 17, 2008, among Southwest and Accentia.

10.10	Reaffirmation of Guaranty dated June 17, 2008, among Southwest and Accentia.

10.11	Amendment No. 1 to Termination Agreement Re Biologics Distribution Agreement dated June 17, 2008, among McKesson Corporation (“McKesson”) and Accentia.

10.12	Stock Pledge Agreement dated June 17, 2008, among McKesson and Accentia.

99.1	Accentia’s Press Release dated June 17, 2008 titled “Accentia Biopharmaceuticals Announces $8.5 Million Financing to Advance Key Strategies for SinuNase™ and Revimmune™”